Exhibit 99.2

JOINT FILERS’ NAMES AND ADDRESSES

1. TMG HOLDINGS COöPERATIEF U.A.

Fred. Roeskestraat 123-1

1076 EE

Amsterdam

2. WARBURG PINCUS (BERMUDA) PRIVATE EQUITY IX, L.P.

c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

3. WP (BERMUDA) IX PE ONE LTD.

c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

4. WARBURG PINCUS (BERMUDA) PRIVATE EQUITY LTD.

c/o Warburg Pincus LLC

466 Lexington Avenue

New York, NY 10017

5. WARBURG PINCUS LLC

c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

6. CHARLES R. KAYE

c/o Warburg Pincus LLC

466 Lexington Avenue

New York, NY 10017

7. JOSEPH P. LANDY

c/o Warburg Pincus LLC

466 Lexington Avenue

New York, NY 10017